Exhibit (a)(1)(D)

NOTICE OF GUARANTEED DELIVERY
For Exchange of up to 3,197,385 Depositary Units
of
EASTERN AMERICAN NATURAL GAS TRUST
a Delaware statutory trust
for
up to 4,120,059 Common Units
of
ECA MARCELLUS TRUST I
Pursuant to the Offer to Exchange
Dated February 13, 2013
by
ENERGY CORPORATION OF AMERICA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing NGT Depositary Units of Eastern American Natural Gas Trust, a Delaware statutory trust, are not immediately available or (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company (which we refer to as the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See the section captioned “The Offer—Guaranteed Delivery” in the Prospectus (as defined below).

The Depositary for this Offer is:

American Stock Transfer & Trust Company, LLC

If Delivering by Mail:	If Delivering by Hand or Courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417
(718) 921-8317
Fax (718) 234-5001

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE SECTION OF THE Prospectus CAPTIONED “THE OFFER—WITHDRAWAL RIGHTS”) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or, in the case of a book-entry transfer, an Agent’s Message (as defined below) and certificates for NGT Depositary Units (as defined below) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.  An “Agent’s Message” means a message, transmitted by DTC to and received by the depositary of NGT and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the NGT Depositary Units that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that ECA may enforce such agreement against such participant.

Ladies and Gentlemen:

The undersigned hereby tenders to Energy Corporation of America, a West Virginia corporation (“ECA”), upon the terms and subject to the conditions set forth in the prospectus, dated and filed with the Securities and Exchange Commission (Registration No. 333-185397) on February 13, 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” which, together with the Prospectus, constitutes the “Offer”), receipt of which is hereby acknowledged, the number of depositary trust units (which we refer to as “NGT Depositary Units”), of Eastern American Natural Gas Trust, a Delaware statutory trust, specified below, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus captioned “The Offer — Guaranteed Delivery.”

NGT trust units consist of both NGT Depositary Units, which consist of one trust unit and a $20.00 beneficial interest in a $1,000 face amount zero coupon United States Treasury Obligation (the “Treasury Obligation”), and trust units decoupled from the Treasury Obligation. ECA is not offering to exchange its ECT Common Units for NGT trust units decoupled from the Treasury Obligation.  In accordance with the depositary agreement governing the NGT Depositary Units, a tender of NGT Depositary Units for exchange may be made only in denominations of 50 or an integral multiple thereof.

Number of NGT Depositary Units and Certificate No(s)
(if available)

Name of Tendering Institution:
DTC Account Number:
Dated: , 2013

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):
Area Code and Tel. No.:
Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby represents and guarantees (i) that the above named person(s) “own(s)” the NGT Depositary Units tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) that the tender of NGT Depositary Units effected hereby complies with Rule 14e-4 under the Exchange Act and (iii) delivery to the Depositary, at one of its addresses set forth above, of certificates representing the NGT Depositary Units tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any other documents required by the Letter of Transmittal, all within three (3) business days after the date hereof.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Area Code and Tel. No.	Date:

NOTE:                     DO NOT SEND CERTIFICATES REPRESENTING TENDERED NGT DEPOSITARY UNITS WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED NGT DEPOSITARY UNITS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.